UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010 (November 15, 2010)

FORCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1503 South Coast Drive, Suite 206 Costa Mesa, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
949-783-6723

4630 Campus Drive, Suite 101, Newport Beach, CA 92660
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 15, 2010, Kabani & Company, PC (“Kabani and Company”) resigned as the Registrant’s independent registered public accounting firm.  The reports of Kabani & Company on the Registrant’s financial statements for the fiscal years ending July 31, 2009 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to the Company's ability to continue as a going concern.

During the fiscal year ended July 31, 2009, and through November 15, 2010, there were no disagreements between the Registrant and Kabani & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Kabani & Company would have caused Kabani & Company to make reference to the matter in its reports on the Registrant’s consolidated financial statements for such years.

During the fiscal years ended July 31, 2009 and through November 15, 2010, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-X.

The Registrant provided Kabani & Company with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Kabani & Company furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  That letter is filed as Exhibit 16.2 attached to this Current Report on Form 8-K.

 On November 15, 2010, the Registrant engaged Sadler, Gibb & Associates as its new independent certified public accounting firm to review the Registrant’s financial statements.  Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-K Item 304(a)(2)(i).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCE FUELS, INC.
(Registrant)

Date: November 17, 2010	By:	/s/ Oscar F. Luppi
Oscar F. Luppi, President and
Chief Executive Officer